EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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HFB Financial Corporation

                                                State or Other
                                                Jurisdiction of     Percentage
Subsidiaries (1)                                Incorporation       Ownership
----------------                                -------------       ---------

Home Federal Bank, Federal Savings Bank         United States          100%


Subsidiary of Home Federal Bank, Federal
   Savings Bank
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Home Service Corporation                        Kentucky               100%



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(1)  The assets,  liabilities  and  operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.